THIS CONVERTIBLE PROMISSORY NOTE AND THE SHARES OF PREFERRED STOCK HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH LAWS OR AN EXEMPTION FROM REGISTRATION THEREUNDER.

AMENDED AND RESTATED CONVERTIBLE PROMISSORY NOTE

DATE	PRINCIPAL AMOUNT $

THIS AMENDED AND RESTATED CONVERTIBLE PROMISSORY NOTE (this “Note”) executed by Global Resource Corporation, a Nevada corporation, with a principal address located at 1000 Atrium Way, Atrium One Building, Suite 100, Mount Laurel, New Jersey 08054 (“Borrower” or the “Corporation”) amends and restates that certain Convertible Promissory Note, dated as of [Insert date of Original Note] in the principal amount of [Insert Original Principal Amount], payable to [Insert Investor Name] (“Lender”)

Borrower, for value received, hereby promises to pay to the order of (“Lender”), the principal amount of $[PRINCIPAL AMOUNT] in accordance with the provisions of this Note. This Note is issued pursuant to the terms and conditions of a Securities Purchase Agreement, by and between the Borrower and the Lender dated as of [Enter Date of Original Purchase Agreement], as such agreement may be amended, restated and/or supplemented from time to time (the “Purchase Agreement”) .

1.           Principal Amount.   The amount on the face of this Note shall constitute the principal amount of this Note (the “Principal Amount”).  The Principal Amount shall also be referred to as the Conversion Amount (the “Conversion Amount”).

2.           Conversion of Note.

(a)
Conversion of the Conversion Amount.  Subject to paragraphs (e) and (f) below and the satisfaction of the terms and conditions of the Purchase Agreement, upon the earlier to occur of (1) the Maturity Date or (2) the Minimum Amount Closing Date (the “Conversion Date”), the Lender agrees to surrender this Note, as amended to the Corporation, and the outstanding Conversion Amount will automatically be converted into Series A Preferred Stock at the Conversion Price.

(b)
Computation of the Number of Shares of Series A Preferred Stock, to be Exchanged for the Note.  On the Conversion Date, the Lender shall receive a number of shares of Series A Preferred Stock equal to the amount computed by dividing (1) the Conversion Amount by (2) the Conversion Price (the “Conversion Shares”).

(c)
Common Stock Warrants. The Lender shall have the right to receive warrants, in the form attached hereto as Exhibit A (the “Warrant”), to purchase Common Stock in the Corporation in the amount equal to the number of Conversion Shares issued to Lender, with the exercise price of such warrants equal to the par value of the Common Stock.

(d)
Notices.  The Corporation shall give written notice to the Lender at least five (5) business days prior to the Conversion Date, setting forth the Lender’s Conversion Amount and the number of Conversion Shares to be received.

(e)	Note Conversion Deliveries. Subject to paragraphs 2(f) and 2(g) below, on the Conversion Date the following shall occur:

(i)	the Lender shall surrender the Note to the Corporation and this Note shall be deemed cancelled;

(ii)
the Corporation shall deliver to the Lender a certificate or certificates representing the Conversion Shares in such name or names and such denomination or denominations as the Lender has specified, within ten (10) business days of the Conversion Date.

(f)
Conversion on the Minimum Amount Closing Date.  On or prior to the Minimum Amount Closing Date, the Corporation shall have filed the Certificate of Designations with the Secretary of State of the State of Nevada.  As soon as reasonably possible after the Minimum Amount Closing Date, the Corporation shall deliver notice, in the form attached hereto as Exhibit B (the “Minimum Amount Closing Notice”), to the Lender announcing that the Minimum Amount Closing Date has occurred and the Lender shall have the option to convert this Note into the Conversion Shares upon delivery to the Company of a notice of conversion in the form attached hereto as Exhibit C (the “Conversion Notice”).  Upon receipt of the Conversion Notice by the Corporation, this Note shall automatically convert into the Series A Preferred Stock with such rights and preferences as specified by the Certificate of Designations.

(g)
Conversion Upon the Maturity Date.  If the Minimum Amount Closing Date has not occurred on or before the Maturity Date, then conversion of this Note shall be governed by Article V of the Purchase Agreement, and the rights and preferences of the Series A Preferred Stock and the benefits to be accorded to the Lender hereunder shall be as provided in Article V of the Purchase Agreement.

(h)
Retirement of the Note Prior to the Conversion Date.  Borrower may, at any time prior to the Conversion Date, return all, but not less than all, of the Principal Amount to the Lender, in which case this Note shall be cancelled, retired and of no force or effect immediately upon the return of all of the Principal Amount.

3.           Events of Default.

(a)	Definition. For purposes of this Note, an Event of Default shall be deemed to have occurred if:

(i)	Borrower is in breach of the Purchase Agreement;

(ii)	Borrower fails to properly convert this Note on the terms and conditions specified herein; or

(ii)	The institution of a proceeding against Borrower under any state insolvency laws, federal bankruptcy law, or similar debtor relief laws then in effect.

(b)          Consequences of Events of Default.

(i)	If an Event of Default has occurred, the holder of this Note may demand (by written notice delivered to Borrower) immediate payment of all of the outstanding principal amount of this Note.

(ii)
Any holder of this Note shall also have any other rights which such holder may have been afforded under any contract or agreement at any time or any other rights which such holder may have pursuant to applicable law.

4.           Cancellation.  After conversion of the entire Conversion Amount, this Note shall have been converted in full and shall be surrendered by the holder hereof to the Corporation for cancellation and shall not be reissued.

5.           Amendment and Waiver. Except as otherwise expressly provided herein, the provisions of this Note may be amended and Borrower may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if Borrower has obtained the written consent of the holder of this Note.

6.           Notices and Payment to Holder.  All notices and all payments of principal and interest are to be delivered to the holder hereof at the address specified in the first paragraph of this Note, or to such other address or to the attention of such other person as specified by prior written notice to Borrower.

7.           Miscellaneous.  This Note applies, inures to the benefit of, and binds the successors and assigns of the parties hereto.  This Note is made under and all questions concerning the construction, validity and interpretation of this Note shall be governed by the internal laws, and not the laws of conflict, of the State of Nevada.  Purchaser will not sell or otherwise transfer this Note or the Series A Preferred Stock except in accordance with applicable securities laws

8.           Definitions.  For the purposes of this Note, the following terms have the meaning set forth below:

“Certificate of Designations” shall mean the Certificate of Designations of Rights and Preferences of the Series A Preferred Stock of the Corporation filed on May 28, 2010 and attached as Exhibit B to the Purchase Agreement.

“Conversion Price” shall mean the price per share of Series A Preferred Stock into which this Note shall convert, which price shall be equal to $0.24.

“Common Stock” means the common stock of the Corporation, par value $0.001 per share.

“Conversion Date” shall mean the earlier to occur of (a) the Maturity Date, or (b) the Minimum Amount Closing Date.

“Maturity Date” shall mean May 31, 2011.

“Minimum Amount Closing Date” shall mean the date upon which the Corporation has raised at least $1.0 million in this Offering.

“Offering” shall mean the offering of this Note in accordance with the terms and conditions of the Purchase Agreement to one or more investors other than the Lender.

“Series A Preferred Stock” shall mean the Corporation’s Series A Preferred Stock, $0.001 par value per share.

[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, Borrower has, through its duly authorized officer, executed and delivered this Note as of the date first written above.

GLOBAL RESOURCE CORPORATION

By:
Ken Kinsella
Chief Executive Officer

Exhibit A
GLOBAL RESOURCE CORPORATION

WARRANT TO PURCHASE
COMMON STOCK

[DATE]

THIS WARRANT, AND ALL SHARES OF COMMON STOCK ISSUABLE UNDER THIS WARRANT, HAVE BEEN AND WILL BE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). SUCH SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

THIS CERTIFIES THAT, for value received, [Investor Name], a natural person, or his permitted assigns (the “Holder”) is entitled, subject to the terms and conditions of this Warrant, at any time after the Effective Date and before 5:00 P.M. Eastern Time on the Expiration Date, to purchase from Global Resource Corporation, a Nevada corporation (“GBRC” or the “Company”), [Insert number of Warrant Shares] of Common Stock at an initial exercise price equal to $0.001 per share (the “Exercise Price”), subject to adjustment as provided in Section 4 hereof.

1.           DEFINITIONS: As used in this Warrant, the following terms shall have the following respective meanings:

“Affiliate” when used with respect to any Person, shall mean (a) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person, and (b) any executive officer or director of such Person and any executive officer, director or general partner of the other Person which controls such Person.  For the purposes of this definition, "control" (including the correlative meanings of the terms "controlling", "controlled by" and "under common control with"), with respect to any Person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

"Common Stock" shall mean common stock, par value $.001 per share, of GBRC.

“Conversion Date” shall have the meaning set forth in the Promissory Note.

“Effective Date" shall mean the Conversion Date.

"Expiration Date" shall mean one year from the Conversion Date.

"Fair Market Value" of a share of Warrant Stock as of a particular date shall mean:

(a)           If traded on a securities exchange or a NASDAQ Market, the Fair Market Value shall be deemed to be the average of the closing price of the Warrant Stock on such exchange or market over the five (5) trading days ending on the day immediately prior to the applicable date of valuation;

(b)           If actively traded over-the-counter, the Fair Market Value shall be deemed to be the average of the closing bid prices over the five (5) trading days ending on the day immediately prior to the applicable date of valuation; and

(c)           If there is no active public market, the Fair Market Value shall be the value thereof, as agreed upon by the Company and the Holder; provided, however, that if the Company and the Holder cannot agree on such value, such value shall be determined by an independent valuation firm experienced in valuing businesses such as the Company and jointly selected in good faith by the Company and the Holder. Fees and expenses of the valuation firms shall be paid solely by the Company.

“Offering” shall mean the offering by the Company of up to an aggregate of $2,000,000 in convertible promissory notes.

"Person" shall mean any individual, corporation, partnership, limited liability company, trust or other entity or organization, including any governmental authority or political subdivision thereof.

“Promissory Note” shall mean that certain Amended and Restated Convertible Promissory Note issued to the Investor in connection with the Offering.

"Registered Holder" shall mean any Holder in whose name this Warrant is registered upon the books and records maintained by the Company.

"SEC" shall mean the United States Securities and Exchange Commission.

"Warrant" shall mean this Warrant and any warrant delivered in substitution or exchange therefor as provided herein.

"Warrant Stock" shall mean the Common Stock and any other securities at any time issued, receivable or issuable upon exercise of this Warrant.

2.           EXERCISE OF WARRANT.

2.1           Payment.  Subject to compliance with the terms and conditions of this Warrant and applicable securities laws, this Warrant may be exercised, in whole or in part at any time or from time to time, from and after the Effective Date and on or before the Expiration Date by delivery (including, without limitation, delivery by facsimile) of the form of Notice of Exercise attached hereto as Exhibit 1 (the "Notice of Exercise"), duly executed by the Holder, to the Company at its then principal office, and as soon as practicable after such date, surrendering:

(a)           this Warrant at the principal office of the Company, and

(b)           payment in cash, by check or by wire transfer of an amount equal to the product obtained by multiplying the number of shares of Warrant Stock being purchased upon such exercise by the then effective Exercise Price (the "Exercise Amount").

2.2           Net Issue Exercise.  In lieu of the payment methods set forth in Section 2.1(b) above, the Holder may elect to exchange all or some of the Warrant for shares of Warrant Stock equal to the value of the amount of the Warrant being exchanged on the date of exchange. If the Holder elects to exchange this Warrant as provided in this Section 2.2, the Holder shall tender to the Company the Warrant for the amount being exchanged, along with written notice of the Holder's election to exchange some or all of the Warrant, and the Company shall issue to the Holder the number of shares of the Warrant Stock computed using the following formula:

X =	Y (A-B)
A

Where:

X = the number of shares of Warrant Stock to be issued to the Holder;

Y = the total number of shares of Warrant Stock as to which this Warrant is being exercised;

A = the Fair Market Value of one share of Warrant Stock; and

B = the Exercise Price of one share of Warrant Stock (as adjusted to the date of such calculation).

All references herein to an "exercise" of the Warrant shall include an exchange pursuant to this Section 2.2.

2.3           "Easy Sale" Exercise  In lieu of the payment methods set forth in Section 2.1(b) above, when permitted by law and applicable regulations (including exchange, NASDAQ and Financial Industry Regulatory Authority (“FINRA”) rules and including that all shares so issued will be deemed to be fully paid, non-assessable and properly listed or admitted for trading), the Holder may pay the Exercise Price through a "same day sale" commitment from the Holder (and if applicable a broker-dealer that is a member of FINRA (a “FINRA Dealer”)), whereby the Holder irrevocably elects to exercise this Warrant and to sell a portion of the shares so purchased to pay for the Exercise Price and the Holder (or, if applicable, the FINRA Dealer) commits upon sale (or, in the case of the FINRA Dealer, upon receipt) of such shares to forward the Exercise Price directly to the Company.

2.4           Stock Certificates; Fractional Shares.  As soon as practicable on or after any date of exercise of this Warrant pursuant to this Section 2, the Company shall issue and deliver to the Person or Persons entitled to receive the same a certificate or certificates for the number of whole shares of Warrant Stock issuable upon such exercise, with any fraction of a share rounded to the nearest number of whole shares.  No fractional shares or scrip representing fractional shares shall be issued upon an exercise of this Warrant.

2.5           Partial Exercise; Effective Date of Exercise.  In case of any partial exercise of this Warrant, the Company shall cancel this Warrant upon surrender hereof and shall execute and deliver a new Warrant of like tenor and date for the balance of the shares of Warrant Stock purchasable hereunder. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above. The Person entitled to receive the shares of Warrant Stock issuable upon exercise of this Warrant shall be treated for all purposes as the holder of record of such shares as of the close of business on the date the Holder is deemed to have exercised this Warrant.

3.           VALID ISSUANCE; TAXES.  All shares of Warrant Stock issued upon the exercise of this Warrant shall be validly issued, fully paid and non-assessable; provided that the Company shall pay all taxes and other governmental charges that may be imposed in respect of the issue or delivery thereof. The Company shall not be required to pay any tax or other charge imposed in connection with any transfer involved in the issuance of any certificate for shares of Warrant Stock in any name other than that of the Registered Holder of this Warrant, and in such case the Company shall not be required to issue or deliver any stock certificate or security until such tax or other charge has been paid, or it has been established to the Company's reasonable satisfaction that no tax or other charge is due.

4.           ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES.. The number of shares of Warrant Stock issuable upon exercise of this Warrant (or any shares of stock or other securities or property receivable or issuable upon exercise of this Warrant) and the Exercise Price are subject to adjustment upon occurrence of any of the following events:

4.1           Adjustment for Stock Splits, Stock Subdivisions or Combinations of Shares. The Exercise Price of this Warrant shall be proportionally decreased and the number of shares of Warrant Stock issuable upon exercise of this Warrant (or any shares of stock or other securities at the time issuable upon exercise of this Warrant) shall be proportionally increased to reflect any forward stock split or subdivision of the Warrant Stock. The Exercise Price of this Warrant shall be proportionally increased and the number of shares of Warrant Stock issuable upon exercise of this Warrant (or any shares of stock or other securities at the time issuable upon exercise of this Warrant) shall be proportionally decreased to reflect any combination or reverse stock split of the Warrant Stock.

4.2           Reclassification. If the Company, by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 4.

4.3           Adjustment for Capital Reorganization, Merger or Consolidation. In case of any reorganization of the capital stock of the Company (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), or any merger or consolidation of the Company with or into another Person, or the sale of all or substantially all of the assets of the Company, then, and in each such case, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the Holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor Person resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 4. The foregoing provisions of this Section 4.3 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other Person that are at the time receivable upon the exercise of this Warrant. If the per-share consideration payable to the Holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event-upon exercise of this Warrant.

5.           CERTIFICATE AS TO ADJUSTMENTS. In each case of any adjustment in the Exercise Price, or number or type of shares issuable upon exercise of this Warrant, the Chief Financial Officer or Controller of the Company shall compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based, including a statement of the adjusted Exercise Price. The Company shall promptly send (by facsimile and by either first class mail, postage prepaid or overnight delivery) a copy of each such certificate to the Holder.

6.           LOSS OR MUTILATION. Upon receipt of evidence reasonably satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to it, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company shall execute and deliver in lieu thereof a new Warrant of like tenor as the lost, stolen, destroyed or mutilated Warrant.

7.           RESERVATION OF WARRANT STOCK.. The Company hereby covenants that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of shares of Warrant Stock, Common Stock or other shares of capital stock of the Company as are from time to time issuable upon exercise of this Warrant and, from time to time, will take all steps necessary to amend its Articles of Incorporation to provide sufficient reserves of shares of Warrant Stock issuable upon exercise of this Warrant. All such shares shall be duly authorized, and when issued upon such exercise, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights, except encumbrances or restrictions arising under federal or state securities laws. Issuance of this Warrant shall constitute full authority to the Company's officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Warrant Stock upon the exercise of this Warrant.

8.           RESTRICTIONS ON TRANSFER. The Holder, by acceptance hereof, agrees that, absent an effective registration statement filed with the SEC under the Act, covering the disposition or sale of this Warrant or the Warrant Stock issued or issuable upon exercise hereof, as the case may be, and registration or qualification under applicable state securities laws, such Holder will not sell, transfer, pledge, or hypothecate any or all of this Warrant or of the Warrant Stock, as the case may be, unless either (a) the Company has received an opinion of Company counsel, in form and substance reasonably satisfactory to the Company, to the effect that such registration is not required in connection with such disposition or (b) the sale of such securities is made pursuant to and in compliance with Rule 144 under the Securities Act.

9.           COMPLIANCE WITH SECURITIES LAWS. By acceptance of this Warrant, the Holder hereby represents, warrants and covenants: (a) that any shares of stock purchased upon exercise of the Warrant shall be acquired for investment only and not with a view to, or for sale in connection with, any distribution thereof; (b) that the Holder has had such opportunity as such Holder has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Holder to evaluate the merits and risks of his investment in the Company; (c) that the Holder is able to bear the economic risk of holding such shares as may be acquired pursuant to the exercise of this Warrant for an indefinite period; (d) that the Holder understands that the shares of stock acquired pursuant to the exercise of this Warrant will not be registered under the Securities Act (unless otherwise required pursuant to exercise by the Holder of the registration rights, if any, previously granted to the Registered Holder) and will be "restricted securities" within the meaning of Securities Act Rule 144 and that the exemption from registration under Rule 144 will not be available for at least six months from the date of exercise of this Warrant, subject to any special treatment by the SEC for exercise of this Warrant pursuant to Section 2.2, and even then will not be available unless a public market then exists for the Common Stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; (e) that all stock certificates representing shares of Common Stock issued to the Holder upon exercise of this Warrant or upon conversion of such shares may have affixed thereto a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE.  THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

10.           NO RIGHTS OR LIABILITIES AS STOCKHOLDERS.  This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.  In the absence of affirmative action by such Holder to purchase Warrant Stock by exercise of this Warrant, no provisions of this Warrant, and no enumeration herein of the rights or privileges of the Holder hereof shall cause such Holder hereof to be a stockholder of the Company for any purpose.

11.           NOTICE.  All notices and other communications from the Company to the Holder shall be sent to the Holder at the address for such Holder set forth on the Company’s books and records.

12.           HEADINGS; SECTION REFERENCE.  The headings in this Warrant are for purposes of convenience in reference only, and shall not be deemed to constitute a part hereof.  All Section references herein are references, to Sections of this Warrant unless specified otherwise.

13.           LAW GOVERNING.. This Warrant shall be construed and enforced in accordance with, and governed by, the internal laws of the State of Nevada, without regard to its conflict of laws rules.

14.           NO IMPAIRMENT. The Company will not, by amendment of its Articles of Incorporation or bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Registered Holder of this Warrant against impairment. Without limiting the generality of the foregoing, the Company: (a) will not increase the par value of any shares of Common Stock issuable upon the exercise of this Warrant above the amount payable therefor upon such exercise and (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Warrant Stock upon exercise of this Warrant.

15.           SEVERABILITY. If any term, provision, covenant or restriction of this Warrant is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Warrant shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

16.           COUNTERPARTS. For the convenience of the parties, any number of counterparts of this Warrant may be executed by the parties hereto and each such executed counterpart shall be, and shall be deemed to be, an original instrument.

17.           NO INCONSISTENT AGREEMENTS. The Company will not on or after the date of this Warrant enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holder or otherwise conflicts with the provisions hereof.

18.           SATURDAYS, SUNDAYS AND HOLIDAYS. If the Expiration Date falls on a Saturday, Sunday or legal holiday, the Expiration Date shall automatically be extended until 5:00 P.M. the next business day.

19.           FACSIMILE SIGNATURE.  In the event that any signature is delivered by facsimile transmission, PDF, electronic signature or other similar electronic means, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the undersigned duly authorized representative of the Company has executed this Warrant as of the day and date first written above.

GLOBAL RESOURCE CORPORATION

By:
Name: Ken Kinsella
Title: CEO

Acknowledged and Agreed to by:

Name of Investor

EXHIBIT 1

NOTICE OF EXERCISE
(To be executed upon exercise of Warrant)

GLOBAL RESOURCE CORPORATION

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, the securities of Global Resource Corporation as provided for therein and (check one):

☐	Tenders herewith payment of the exercise price in full in the form of cash or a certified or official bank check in same-day funds in the amount of $_______ for __________ such securities.

☒   Elects the Net Issue Exercise option pursuant to Section 2.2 of the Warrant, and accordingly requests delivery of a net of _________ of such securities, according to the following calculation:

X =	Y (A-B)	( )= ( ) [( ) - ( )]
	A	(_______)

Where:

X = the number of shares of Warrant Stock to be issued to the Holder;

Y = the total number of shares of Warrant Stock as to which this Warrant is being exercised;

A = the Fair Market Value of one share of the Warrant Stock; and

B = the Exercise Price of one share of Warrant Stock.

☐
Elects the Easy Sale Exercise option pursuant to Section 2.3 of the Warrant, and accordingly requests delivery of a net of ________ of such securities to the brokerage firm identified below and attaches the agreement of said firm to pay to the Company out of the proceeds of sale the Exercise Price of the Warrant Stock.

Unless Easy Sale Exercise is elected above, in which case the Warrant Stock shall be issued to the Warrant Holder’s account at said brokerage firm, please issue a certificate or certificates for such securities in the name of, and pay any cash for any fractional share to (please print name, address and social security number):

Name:                     ______________________________________

Address:                ______________________________________

Signature:              ______________________________________

Date:                      ______________________________________

Note: The above signature should correspond exactly with the name on the first page of this Warrant Certificate or with the name of the assignee appearing in the assignment form below.

If said number of shares shall not be all the shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder rounded up to the next higher whole number of shares.

EXHIBIT B

NOTICE OF MINIMUM AMOUNT CLOSING DATE

Pursuant to Section 2(f)

To: Lender

This notice (this “Notice”) is issued in connection with Section 2(f) of that certain Amended and Restate Promissory Note, dated ______________, 2010 (the “Note”), issued to Lender by Global Resource Corporation (the “Company”) for an aggregate principal amount equal to [_________________].  All capitalized terms not defined herein shall have the meaning prescribed to them in the Note.

Pursuant to Section 2(f), the Company hereby notifies Lender that the Minimum Amount Closing Date occurred on June ____, 2010.  Upon receipt of this Notice, Lender, at its option, shall return the Notice of Conversion (as such term is defined in the Note) to the Company.  Upon receipt of the Notice of Conversion, the Principal Amount shall be converted into the Conversion Shares in accordance with the terms and conditions of the Note.

GLOBAL RESOURCE CORPORATION

By:
Ken Kinsella
Chief Executive Officer

EXHIBIT C

NOTICE OF CONVERSION

Pursuant to the Promissory Note, dated ___________ ___, 2010 (the “Note”) issued by Global Resource Corporation (the “Company”) the undersigned hereby elects to convert the entire principal amount of the Note into the Series A Preferred Stock (the “Conversion Shares”) of the Company in accordance with the terms and conditions of the Note.

Lender:______________________________________________________________

Principal Amount: _____________________________________________________

Date: _______________________________________________________________

Name of Authorized Person: _____________________________________________

Signature of Authorized Person: __________________________________________

Number of Conversion Shares: ___________________________________________

Name in which certificate shall be issued: ____________________________________________

Address for delivery of certificate: _________________________________________________

                                                       _________________________________________________

                                                       _________________________________________________

Contact Person:       Name:            _________________________________________________

Phone:           _________________________________________________

Email:            _________________________________________________

EIN/SSN: _____________________________________